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                                                                    EXHIBIT 10.1


                      JOINT MARKETING AND SERVICING AGREEMENT
                                      BETWEEN
                  FIRST HAWAIIAN BANK AND THE PATHWAYS GROUP, INC.
                                        FOR
                        KEIKI CARD FEASIBILITY DEMONSTRATION


WHEREAS, The Pathways Group, Inc. (hereinafter "Pathways"), a Delaware Corporation located at 14201 NE 200th Street, Woodinville, WA 98072, has developed certain proprietary methods of (1) programming smart cards and smart card terminals for secure transactions and (2) processing smart card transactions; and

WHEREAS, Pathways is the owner of a branded smart card, the Keiki Card; and

WHEREAS, First Hawaiian Bank (hereinafter "Bank"), a Hawaii Corporation located at 999 Bishop Street, Honolulu, HI 96813 wishes to offer its customers a secure smart card transaction system for retail purchases; and

WHEREAS, Pathways and Bank wish to cooperate in a feasibility demonstration in which (1) Bank customers would receive Keiki Cards to which they could add cash value; (2) selected retail merchants would receive Keiki Card Terminals programmed to make sales transactions with Keiki Cards; (3) Pathways would provide processing services; and (4) Bank would be the funds holders (which feasibility demonstration shall hereinafter be referred to as the "Demonstration");

NOW THEREFORE, Pathways and Bank agree as follows:

1. Pathways and Bank will select appropriate Bank branches for the Demonstration.

2.   Pathways and Bank will jointly solicit merchants to accept the Keiki Card.

3. Pathways will loan Bank for the duration of the Demonstration, at no cost, appropriate hardware (including Keiki Card Terminals), software and documentation to allow Bank employees in selected branches to issue and add value to Keiki Cards.

4. Pathways will loan Keiki Card Terminals to participating merchants for the duration of the Demonstration, at no cost.

5. Pathways will sell Keiki Cards to Bank at $4.25 per card; Bank will resell to its customers at $5.00 per card.

6. Pathways will retain ownership of all hardware, software and documentation, including the intellectual property embodied therein, but will license Bank to use them in furtherance of the Demonstration.

7. Pathways will retain ownership of the intellectual property embodied in the Keiki Cards, but will license Bank and card holders to use it in furtherance of the Demonstration.

8. Card holder agreements will contain intellectual property ownership and licensing provisions, including a prohibition of reverse engineering, the substance of which shall be acceptable to both Pathways and Bank.

9. Bank will not reverse engineer or permit third parties to reverse engineer the hardware or software.




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10.  Pathways will process the Keiki Card transactions through the Pathways
     Smart Card System at no cost to Bank.

11.  Pathways will provide training for Bank personnel at no cost to Bank.

12. Bank will provide space for Pathways hardware, including Keiki Card Terminals, at the selected Bank branches at no cost to Pathways.

13. Bank will provide personnel to operate the Keiki Card Terminals at no cost to Pathways.

14. The Demonstration shall run for 90 days, beginning when Bank and Pathways through their joint efforts have established a sufficient base of participating merchants.

15. In the event of any losses or liabilities arising from the Demonstration, Pathways and Bank shall apportion the costs or damages according to their respective degree of responsibility for the losses or liabilities. If the parties are unable to agree on apportionment, or if they have any other disputes arising from the Demonstration, they shall submit their dispute to binding arbitration in conformance with Hawaii Revised Statutes Chapter
     658. If the parties are unable to agree on an arbitrator, they shall apply to the appropriate Hawaii court to appoint an arbitrator. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

16. On successful completion of the Demonstration, the parties may negotiate a mutually acceptable long-term agreement to provide: (1) for Bank to market the Keiki Card to its customers; (2) for Bank and participating merchants to buy or lease all hardware necessary for the operation of the Keiki Card system including but not limited to equipment previously loaned by Pathways; (3) for Bank and participating merchants to receive licenses to use the software necessary for operation of the Keiki Card system; and
     (4) for Pathways to provide the related processing services through the Pathways Smart Card System.

17.  This Agreement will be construed pursuant to and controlled by Hawaii law.

Dated this 19th day of February, 1998

THE PATHWAYS GROUP, INC.                FIRST HAWAIIAN BANK

By: /s/ CAREY F. DALY, II               By: /s/ DONALD G. HORNER
   -----------------------------           -----------------------------
   Carey F. Daly II                        Donald G. Horner
   President & CEO                         Vice Chairman of Retail Banking
                                           Group








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